EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-33583, 333-40866, 333-91714, 333-101137, and 333-108474 of Nanometrics
Incorporated on Form S-8 of our report dated March 29, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets), appearing in this Annual Report on Form 10-K of Nanometrics Incorporated for the fiscal year ended January 3, 2004.


Deloitte & Touche LLP

San Jose, California
March 29, 2004